ACCOUNTANT'S CONSENT

We consent to the use and/ or incorporation by reference in the Form S-4 (pre-effective Amendment No.1) of First Financial Corporation of our respect dated November 3, 1993, accompanying the financial statments and schedules of Northland Bank of Wisconsin, ssb, for the year ended September 30, 1993, contained, or incorporated by reference, in such Report.

                                   /s/ Keller & Yoder
                                       KELLER & YODER

Wisconsin Rapids, Wisconsin
January 13, 1994
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